UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2012

RESOLUTE FOREST PRODUCTS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Resolute Forest Products Inc. 111 Duke Street, Suite 5000 Montreal, Quebec, Canada		H3C 2M1
(Address of principal executive offices)		(Zip Code)

(514) 875-2160

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 10, 2012, Resolute Forest Products Inc. (the “Company”) completed a transaction for the sale of its indirect interest in Bowater Mersey Paper Company Limited (“BMPCL”) to the province of Nova Scotia. BMPCL was a joint venture between the Company (51%) and The Daily Herald Company, an affiliate of The Washington Post Company (49%), formed to hold the Mersey newsprint mill, located in Brooklyn, Nova Scotia, and other associated assets, including private timberlands, the Oakhill sawmill and Brooklyn Power Corporation. The Company operated the Mersey newsprint mill until it was indefinitely idled in June of 2012, and managed BMPCL until the transfer to the province.

The province acquired 100% of BMPCL’s equity pursuant to a share purchase agreement, dated December 10, 2012, among the province of Nova Scotia, The Daily Herald Company, the Company and Bowater Canadian Limited, a wholly-owned Company subsidiary. Before closing the transaction, the Company purchased from BMPCL the assets associated with the Oakhill sawmill, which was permanently closed in September of 2012. The Company also purchased, in connection with the closing, certain components of the newsprint mill, which can no longer be used to make paper.

The province acquired the BMPCL shares, and all of BMPCL’s assets, and assumed all past, present and future liabilities of BMPCL and Brooklyn Power Corporation, for nominal consideration. As disclosed in the Company’s quarterly report on Form 10-Q for the period ended September 30, 2012 (the “10-Q”), BMPCL’s total liabilities, excluding intercompany advances, were estimated at $54 million as of that date, including pension and other postretirement benefit obligations, severance obligations, environmental and other liabilities. The pension plans associated with BMPCL are not subject to the Company’s Canadian pension funding relief regulations, which are described in the 10-Q. Calculating the pension deficit on a wind-up basis in accordance with applicable regulations, BMPCL’s total liabilities, excluding intercompany advances, were estimated at $120 million as of September 30.

At closing, the Company received a cash payment of approximately $18 million, representing a reimbursement of the Company’s working capital advances to BMPCL, net of the purchase price for the sawmill assets and the excluded newsprint mill assets, and a partial abatement of the working capital advances. The Company provided a limited indemnification obligation and nonmaterial undertakings pursuant to the agreement.

A copy of the agreement is attached to this current report as exhibit 2.1, and is incorporated herein by reference. This description of the agreement and the transactions contemplated thereby is not complete and is qualified in its entirety by reference thereto.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit no.	Description

2.1	Share Purchase Agreement, dated December 10, 2012, among The Province of Nova Scotia, Bowater Canadian Limited, The Daily Herald Company and Resolute Forest Products Inc.*

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish copies thereof to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOLUTE FOREST PRODUCTS INC.

Date: December 14, 2012	By:	/s/ Jacques P. Vachon

	Name:	Jacques P. Vachon
	Title:	Senior Vice President and Chief Legal Officer

INDEX OF EXHIBITS

Exhibit no.	Description

2.1	Share Purchase Agreement, dated December 10, 2012, among The Province of Nova Scotia, Bowater Canadian Limited, The Daily Herald Company and Resolute Forest Products Inc.*

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish copies thereof to the Securities and Exchange Commission upon request.

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